EXHIBIT 10.68

NEITHER THIS Note nor the securities into which this note is convertible haVE been registered under the securities act of 1933, as amended (the “act”), or under any state securities law AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE may be offered, sold, transferred, pledged or otherwise DISPOSED OF EXCEPT PURSUANT TO an effective Registration Statement under such act and such laws or an exemption from registration under such act and such laws which, in the opinion of counsel satisfactory to the Company, is available.

CELL SOURCE, INC.

10.0% Convertible Note

Maturity Date:	March 10, 2023
Principal Amount:	$6,000,000

This 10.0% Convertible Note (the “Note”) is issued by Cell Source, Inc., a Nevada corporation (the “Company”), effective as of the 9th day of March, 2022 (the “Issuance Date”), to George Verstraete (the “Lender”) pursuant to the exemptions from registration under the Securities Act of 1933, as amended.

ARTICLE I
PAYMENTS OF PRINCIPAL AND INTEREST; EVENTS F DEFAULT

For value received, the Company promises to pay to Lender, or his registered assigns, the lesser of (a) Six Million Dollars ($6,000,000) or (b) the actual amount advanced to the Company by the Lender (the “Principal Amount”) pursuant to the terms, conditions and provisions of this Note. The Company shall pay interest to the Lender on the outstanding Principal Amount of this Note in accordance with Section 1.2 below and such interest shall accrue on each advance of funds from the Lender (each an “Advance”) from the date of such Advance. Contemporaneous with the execution and delivery of this Note, the Lender is making an initial Advance of One Million Dollars ($1,000,000). The Lender agrees to make additional Advances in the aggregate amount of One Million Five Hundred Thousand Dollars ($1,500,000) by April 1, 2022.

The Company hereby expressly authorizes the Holder to record on Schedule A hereto the amount and date of each loan made hereunder after the date hereof and the date and amount of each payment of principal thereon. All such notations shall be presumptive as to the correctness thereof and the aggregate unpaid amount of loans set forth on such schedule shall be presumed to be the unpaid Principal Amount hereof, so long as the Holder has delivered to Company a copy of the schedule each time a new notation was made thereon.

Section 1.1 Interest shall accrue daily from the date of each Advance at a rate equal to ten percent (10%) per annum and shall be payable, at the Company’s option, either in cash or as payment-in-kind in shares of the Company’s Common Stock, on the Maturity Date or, if the Lender elects to convert this Note in accordance with Section 2.2 below, on the Optional Conversion Date (as defined below) with respect to the Principal Amount being converted. If the Company elects to pay interest in shares of the Company’s Common Stock, the number of shares issuable shall be determined by diving the dollar value of the interest being paid by $0.75 (as such amount shall be equitably adjusted to give effect to stock splits, stock dividends and similar transactions).

Section 1.2 All payments of principal and interest shall be made to the Lender at the address set forth in Section 3.1or such other address as the Lender shall notify the Company in writing ten (10) days prior to the due date of any payment or upon any prepayment of this Note as provided herein.

Section 1.3 The occurrence of any of the following events of default (each an “Event of Default”) shall, at the option of the Lender, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment:

(a) the Company fails to pay the Principal Amount and all accrued and unpaid interest on or before the Maturity Date.

(b) the Company breaches any other provision of this Note and such breach is not cured within twenty (20) days after written notice thereof to the Company.

(c) bankruptcy or insolvency proceedings or other proceedings or relief under any bankruptcy law or any other law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by the Company.

ARTICLE II

CONVERSION RIGHTS; CONVERSION PRICE

Section 2.1  Optional Conversion. During the period commencing on the date that the Company first issues any shares of its Series B Convertible Preferred Stock (the “Series B Stock”) and ending on the day before the Maturity Date, the Lender shall have the right to convert all or a part of the outstanding Principal Amount of this Note into fully paid and non-assessable shares of Series B Stock at a conversion price of $7.50 per share (the “Conversion Price”). The number of shares of Series B Stock to be issued upon conversion shall be determined by dividing the Principal Amount being converted by the Conversion Price. Promptly after the surrender of this Note, accompanied by a Conversion Notice in the form attached hereto as Exhibit 1, properly completed and duly executed by the Lender (a “Conversion Notice”), the Company shall issue and deliver to the Lender the number of shares of Series B Stock issuable upon the conversion and, if less than the entire Principal Amount of the Note is being converted, a replacement Note setting forth the then outstanding Principal Amount. The date that the Conversion Notice is delivered by the Lender to the Company shall be referred to herein as the “Optional Conversion Date.

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Section 2.2  Warrant. For each $500,000 of Advances provided by Lender under this Note, the Company shall issue to Lender a warrant to purchase 400,000 shares of the Company’s Common Stock at an exercise price of $1.25 per share. Each warrant will have a five (5) year term.

Section 2.3  Notice of Corporate Action. If at any time:

(a) the Company shall take a record of the holders of its Common Stock or Series B stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe or purchase any evidences of indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

(b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all of the property, assets or business of the Company to, another corporation or,

(c) there shall a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of such cases, the Company shall give to Lender (i) at least 10 days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (x) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock or Series B Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (y) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock or Series B Stock shall be entitled to exchange their shares of Common Stock or series B Stock for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Lender at the last address of Lender appearing on the books of the Company and delivered in accordance with Section 4.1.

Section 2.4  Restrictions on Securities. This Note has been issued by the Company pursuant to the exemption from registration under the Securities Act of 1933, as amended (the “Act”). None of this Note or the shares of Series B Stock issuable upon conversion of this Note may be offered, sold or otherwise transferred unless (i) they first shall have been registered under the Act and applicable state securities laws or (ii) the Company shall have been furnished with an opinion of legal counsel (in form, substance and scope reasonably acceptable to Company) to the effect that such sale or transfer is exempt from the registration requirements of the Act. Each certificate for shares of Series B Stock issuable upon conversion of this Note that have not been so registered and that have not been sold pursuant to an exemption that permits removal of the applicable legend, shall bear a legend substantially in the following form, as appropriate.

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the securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Act”). the securities represented hereby may not be offered, sold or otherwise transferred unless they are registered under the act and applicable state securities laws, or such offers, sales and transfers are made pursuant to an available exemption from the registration requirements of those laws.

Upon the request of a holder of a certificate representing any shares of Series B Stock issuable upon conversion of this Note, the Company shall remove the foregoing legend from the certificate or issue to such Lender a new certificate free of any transfer legend, if (a) with such request, the Company shall have received an opinion of counsel, reasonably satisfactory to the Company in form, substance and scope, to the effect that any such legend may be removed from such certificate or (b) a registration statement under the Act covering such securities is in effect.

ARTICLE III
MISCELLANEOUS

Section 3.1  Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Lender shall be 341 Lakewood Drive, Bloomfield Hills, Michigan 48304; and the address of the Company shall be 57 West 57th Street, Suite 400, New York, New York 10019. The Company shall accept electronic notice at “ishimrat@cell-source.com”. Both the Lender and the Company may change the address for service by delivery of written notice to the other as herein provided.

Section 3.2  Entire Agreement and Amendment Provision. This Note represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Note and any provision hereof may be amended only by an instrument in writing signed by the Company and the Lender.

Section 3.3  Assignability. This Note shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns; provided, however, that so long as no Event of Default has occurred, this Note shall only be transferable in whole subject to the restrictions contained in the restrictive legend on the first page of this Note.

Section 3.4  Governing Law. This Note shall be governed by the internal laws of the State of New York, without regard to conflicts of laws principles. The parties hereby submit to the exclusive jurisdiction and venue of the state or federal courts sited in the State of New Jersey with respect to any dispute arising under this Note.

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Section 3.5  Replacement of Note. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Note, if mutilated, the Company will make and deliver a new Note of like tenor.

Section 3.6 This Note shall not entitle the Lender to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Series B Stock in accordance with the terms hereof.

Section 3.7  Severability. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

Section 3.8  Headings. The headings of the sections of this Note are inserted for convenience only and do not affect the meaning of such section.

Section 3.9  Counterparts. This Note may be executed in multiple counterparts, each of which shall be an original, but all of this shall be deemed to constitute one instrument.IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company has executed this Note effective as of March 10, 2022.

CELL SOURCE, INC.

By:	/s/ Itamar Shimrat
Name:	Itamar Shimrat
Title:	Chief Executive Officer

LENDER

/s/George Verstraete
George Verstraete

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Schedule A

Schedule of Loans and Payments

Date	Amount of Loan	Amount of Principal Paid	Balance Remaining Unpaid	Notation Made By
03-10-2022	$1,000,000	-0-	$1,000,000

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EXHIBIT 1

CONVERSION NOTICE

(To be executed by the Lender in order to Convert the Note)

TO:

The undersigned hereby irrevocably elects to convert US $__________ of the Principal Amount outstanding under the above Note into shares of Series B Convertible Stock of Cell Source, Inc., according to the conditions stated therein. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Lender for any conversion, except for such transfer taxes, if any.

Conversion Date: __________________________________________________________________
Applicable Conversion Price: $ ________________________________________________________
Signature: ________________________________________________________________________
Name: ___________________________________________________________________________
Address: _________________________________________________________________________

Tax I.D. or Soc. Sec. No.: _____________________________________________________________
Principal Amount to be converted: US $ __________________________________________________
Amount of Note unconverted: US $ _____________________________________________________
Number of shares of Series B Stock to be issued: ___________________________________________

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